FOR IMMEDIATE RELEASE	Tuesday, February 11, 2020

TEGNA Inc. Reports Solid 2019 Fourth Quarter and Full-Year Results, Driving Strong 2020 Guidance

•	Eight percent revenue growth in fourth quarter generated by acceleration of subscription and advertising revenues across all new and existing stations

•	Successfully reached multi-year distribution agreements, repricing 50 percent of subscribers in the fourth quarter of 2019, with another 35 percent of subs repricing by the end of 2020

•
Integration of strategic and accretive acquisitions added approximately $200 million of Adjusted EBITDA on a two-year average basis while only utilizing three points of cap space under the FCC ownership rules

Tysons, VA - TEGNA Inc. (NYSE: TGNA) today announced financial results for the fourth quarter and full- year ended December 31, 2019.1

FOURTH QUARTER FINANCIAL AND STRATEGIC HIGHLIGHTS:

•
Total company revenue was $694 million, up eight percent year-over-year, exceeding the high end of the preliminary range announced on January 9, 2020. The increase compared to last year was driven by the impact of our recent acquisitions, continued growth in subscription revenue, certain 2020 political advertising campaign spending beginning in earnest, earlier than anticipated, and stronger advertising and marketing services revenue.

•	Excluding political advertising, revenue grew 33 percent year-over-year, also at the high end of the range provided in our preliminary fourth quarter results.

•	Subscription revenue of $287 million increased 31 percent year-over-year due to increased subscribers from new stations acquired mid-third quarter, as well as negotiated rate increases.

•	Net income from continuing operations was $84 million, down $77 million year-over-year due to the cyclical absence of political revenue, and non-GAAP* net income was $103 million.

•	GAAP earnings per diluted share were $0.38 and non-GAAP* earnings per diluted share were $0.47.

•
Total company Adjusted EBITDA* was $229 million, at the high end of the range provided in our preliminary fourth quarter results. Adjusted EBITDA declined $44 million year-over-year, as expected, with the cyclical absence of high-margin political advertising revenue of $140 million in fourth quarter 2018.

•	Free cash flow was $111 million or 16 percent of fourth quarter revenue; free cash flow for the year was $376 million or 16 percent of full-year revenue, also exceeding prior guidance.

•
Recently completed two $1 billion+ debt refinancing offerings, the most recent at 4.625%, lowering annual 2020 interest expense by approximately $10 million. The Company ended the quarter with total debt of $4.2 billion and net leverage of 4.9x, on track to delever to approximately 4.0x by the end of 2020.

•
Successfully reached multi-year distribution agreements with Altice, Comcast, Cox, and Spectrum, repricing 50 percent of our subscribers in the fourth quarter of 2019 and further increasing predictability of future cash flows, with another 35 percent repricing by the end of 2020.

* See “Use of Non-GAAP Information” below for more detail
[1] Throughout this earnings release, “acquisitions” includes (1) broadcast stations WTOL in Toledo, OH and KWES in Midland Odessa, TX, (2) multicast networks Justice Network and Quest, (3) the Dispatch Acquisitions, and (4) the Nexstar/Tribune Acquisitions.

CEO COMMENT
“TEGNA ended the year on a high note, driven by excellent performance across our business and strong momentum from our key growth drivers,” said Dave Lougee, president and chief executive officer. “Our full-year 2019 results demonstrate the power of our five-pillar strategy for shareholder value creation as we execute and drive organic and inorganic growth across the business.
“In 2019, TEGNA completed $1.5 billion of strategic acquisitions, expanding our reach into key markets and further increasing our scale. These deals were executed at attractive multiples and have been free cash flow accretive from day one. Projected synergies are on track to exceed our initial expectations. With seven percentage points remaining under the FCC ownership cap, strong cash flows and financial flexibility, we remain well-positioned for further consolidation opportunities.
“We have also bolstered our balance sheet by completing two senior note offerings at attractive interest rates, and by extending the term of our revolving credit facility. We remain on track to delever to approximately 4.0x by the end of 2020, increasing our financial flexibility to allow for continued, thoughtful capital deployment that creates value for our shareholders.
“Looking ahead, subscription and political advertising will represent about half of TEGNA’s revenues in the ’19-’20 cycle and higher going forward, and are relatively immune from secular trends. We have repriced roughly half of our subscribers to date and will have repriced 85 percent by the end of this year. The significant rate increases we have locked in for the first year, and subsequent rate escalators for the following years, continue to support our top-of-market Big Four retransmission rates.
“We are more confident than ever that 2020 will be a record year for political advertising, producing at least $300 million in revenue. Through our recent acquisitions, we have strategically expanded our portfolio to include additional key political markets and are primed to benefit from expected record levels of expenditures. The pace of spending is accelerating much earlier than in prior cycles, demonstrating that broadcast television is the outlet of choice, especially in many key battleground states where, as a result of our thoughtful approach to strategic M&A, we are extremely well-positioned to capture a meaningful amount of this spend.
“We expect, and are more confident than ever, that TEGNA is poised for a record year as a result of prior investments and operational excellence.”

OVERVIEW OF FOURTH QUARTER RESULTS
In analyzing fourth quarter 2019 results, investors should be reminded that TEGNA’s financials are disproportionately impacted by cyclical political advertising. In even numbered years, political spending is always significantly higher than in odd numbered years due to the timing of federal elections.
Total company revenues increased eight percent in the quarter year-over-year, driven by acquisitions, continued growth in subscription revenue, earlier than anticipated onset of political advertising, as well as growth in advertising and marketing services revenue.
Subscription revenue grew 31 percent year-over-year due to rate increases and acquisitions.
Advertising and marketing services revenue increased 35 percent in the quarter compared to last year, benefiting from acquisitions and cyclical political crowd out last year, as well as continued improvement in underlying advertising growth we have seen for much of the year.
GAAP operating expenses were $517 million, up 33 percent year-over-year, and non-GAAP operating expenses were $499 million, up 27 percent year-over-year, predominantly driven by the new acquisitions and higher programming expenses related to growth in subscription revenues. Outside of acquisitions, programming expenses and continued investments in growth initiatives such as Premion, non-GAAP operating expenses were down one percent.

GAAP operating income totaled $177 million, down 30 percent, and non-GAAP operating income totaled $195 million, down 22 percent. Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $229 million, and the Adjusted EBITDA margin was 33 percent. Adjusted EBITDA excluding corporate expenses was $241 million, which resulted in a margin of 34.7 percent.
Special items included $6.1 million of professional advisor fees related to activism defense, $6.6 million of severance expense related to ongoing operational efficiency initiatives, as well as incremental expenses related to recent acquisitions and integration work, and noncash charges of $15.6 million. These expenses were partially offset by FCC spectrum repacking reimbursements to TEGNA of $3 million and a special income item of $2.6 million primarily related to the revaluation of an investment.
Interest expense increased to $60 million compared to $47 million in the fourth quarter of 2018, due to higher average debt balances as a result of acquisition activity. Total cash at the end of the quarter was $29 million. The GAAP tax rate for the fourth quarter of 2019 is 8.4 percentage points higher than the comparable rate in 2018 primarily due to finalization of the provisional amounts recorded in 2018 for the Tax Cuts and Jobs Act as well as a $7 million revaluation of a tax asset recognized in 2019.

OVERVIEW OF FULL YEAR 2019 RESULTS
Total company revenues for the full year totaled $2.3 billion, an increase of four percent from 2018 despite the absence of significant even-year political revenues in the amount of $234 million last year, driven by continued growth in subscription revenues and advertising and marketing services, and partial year benefit of new acquisitions. The 20 percent increase in subscription revenue exceeded previous guidance of high-teens growth. Operating expenses for 2019 were $1.7 billion, an increase of 15 percent compared to 2018. On a non-GAAP basis, operating expenses increased 13 percent primarily due to higher programming fees, acquisitions, and continued investments in growth initiatives such as Premion. Excluding the aforementioned expenses, non-GAAP operating expenses were down four percent below last year. On a non-GAAP basis, corporate expenses totaled $43 million, in line with prior guidance. GAAP operating income in 2019 totaled $559 million and $597 million on a non-GAAP basis. Adjusted EBITDA was $708 million in 2019 compared to $781 million in 2018. Adjusted EBITDA excluding corporate expenses was $751 million, resulting in a margin of 32.6 percent.

FIRST QUARTER AND FULL YEAR 2020 OUTLOOK
In the first quarter of 2020, TEGNA results will continue to be supported by the growth drivers of strong subscription and political revenues. Political advertising revenue for the year will be disproportionately weighted to the back half and the fourth quarter in particular. For the first quarter, the company expects:

First Quarter 2020 Key Guidance Metrics	As Reported [1]

Total Company GAAP Revenue	+ low-to-mid thirties
Non-GAAP Revenue (excluding political)	+ mid-twenties
Total Non-GAAP Operating Expenses	+ low-to-mid thirties
Non-GAAP Operating Expenses (excluding programming)	+ high twenties
[1] Compares expected results including all acquisitions completed through the fourth quarter of 2019 to results as reported in the first quarter of 2019.

As announced on January 9, 2020, TEGNA updated its full-year 2020 subscription guidance following the successful negotiation of significant distribution agreements at the end of the year and reduced interest expense following the completion of our $1.0 billion of senior notes offering. The Company also updated its guidance regarding depreciation, capital expenditures, leverage ratio, and finalized amortization guidance following the near completion of appraisals related to the new acquisitions. We now expect the following full-year guidance metrics:

Full Year 2020 Key Guidance Metrics	Including All Acquisitions As Reported[2]

Subscription Revenue	+ mid-twenties percent
Political Revenue	>$300 million
Corporate Expenses	$41 - 43 million
Depreciation	$66 - 69 million
Amortization	$73 - 75 million[3]
Interest Expense	$220 - 225 million
Total Capital Expenditures[4]	$62 - 66 million
Non-Recurring Cap Ex5	$20 - 24 million
Effective Tax Rate	23.5 - 24.5%
Leverage Ratio	~4.0x by year end (4.6x by mid-year)
Free Cash Flow as a % of est. combined 2019/20 Revenue	19 - 20%
Free Cash Flow as a % of est. combined 2020/21 Revenue	19 - 20%

[2] Includes legacy TEGNA business and multicast networks Justice and Quest, Dispatch stations and Nexstar/Tribune station acquisitions subsequent to their acquisition dates; assumes no additional M&A or share buyback.

[3] New guidance, previously indicated as “TBD” pending completion of appraisals of the assets and liabilities related to the new acquisitions.
[4] Prior to reimbursements for repack.
[5] Approximately $7 million related to repack; the remaining for efficiency projects.
UPDATE ON KEY FOURTH QUARTER STRATEGIC, CONTENT AND PROGRAMMING INITIATIVES

•	Renewed Distribution Agreements - Reached multi-year agreements with Altice, Comcast, Cox and Spectrum, increasing predictability and strength of our future cash flows.

•
Launch of Fifth Vault Studios Podcast - In October, Vault Studios announced the launch of a five-episode series “Amy Should Be Forty,” another example of how the studio has leveraged local TEGNA stations and journalists to create impactful, informative, and entertaining content.

•
Station Recognized for Achievements in Journalism - In December, KARE 11, TEGNA’s NBC affiliate in Minneapolis, won two 2020 Alfred I. duPont-Columbia University Awards, among the highest honors given for excellence in journalism. The station received recognition for the documentary “Love Them First: Lessons from Lucy Laney Elementary” and “On the Veterans Beat,” an investigative series.

CAPITAL ALLOCATION AND M&A
TEGNA’s strong balance sheet and disciplined approach to capital allocation provide opportunities to create shareholder value in any environment by investing in growth through organic initiatives, pursuing accretive M&A, and returning capital to shareholders.
TEGNA’s history of financial discipline led to strong market interest in the $1.0 billion private placement offering of senior notes in January, priced at an attractive 4.625%. The Company used the net proceeds from the offering to repay the remaining principal amount of its 5.125% 2020 senior notes, the principal amount of its 6.375% 2023 senior notes, and borrowings under its revolving credit agreement. As a result of the acquisitions completed in 2019, leverage has increased modestly and free cash flow is currently being used to rapidly reduce debt, decreasing net leverage to approximately 4.0x by the end of 2020. TEGNA is well situated to continue to execute on our M&A strategy through our proven and flexible capital allocation framework, ample headroom under the FCC cap, and retransmission rates that are continuing to grow.
_________________________

CONFERENCE CALL
TEGNA Inc. (NYSE: TGNA) will host a conference call to discuss its fourth quarter and full-year 2019 earnings results on Tuesday, February 11, 2020 at 9:00 a.m. (ET). TEGNA’s earnings announcement will be released to news outlets and wire services before the market opens on February 11. Materials related to the call will be available at that time through the Investor Relations section of TEGNA’s website, http://www.investors.TEGNA.com. The conference call, which will also be webcast through the company’s website, is open to investors, the financial community, the media and other members of the public. To join the call toll-free, dial 800-353-6461 at least 10 minutes prior to the scheduled 9:00 a.m. (ET) start time. International callers should dial 334-323-0501. The confirmation code for the conference call is 9385767. To listen to the call via live webcast, please visit http://www.investors.TEGNA.com and allow at least 10 minutes to access TEGNA’s home page and complete the links before the webcast begins. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Tuesday, February 11 at 1:00 p.m. (ET) to Tuesday, February 25 at 1:00 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 9385767. A transcript of the conference call will also be made available on the company’s website.
FORWARD-LOOKING STATEMENTS
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements with respect to the expected financial results of the company. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause the company’s actual results or actions to differ materially from what is expressed or implied by these statements. Such statements include, but are not limited to: our confidence in the future performance of the company; our ability to execute on our capital allocation, growth and diversification strategies, including potential mergers and acquisitions; the realization of expected regulatory changes and our ability to monetize new content and grow subscriber revenue. Economic, competitive, governmental, technological and other factors and risks that may affect the company’s operations or financial results expressed in this presentation are discussed in the company’s most recently filed Annual Report on Form

10-K for the fiscal year ended December 31, 2018, and in the company’s subsequent filings with the U.S. Securities and Exchange Commission (SEC). We disclaim any obligation to update these forward-looking statements other than as required by law.
ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 62 television stations in 51 markets, TEGNA is the largest owner of top 4 affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks Justice Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
John Janedis, CFA	Anne Bentley
SVP, Capital Markets & Investor Relations	VP, Communications
703-873-6222	703-873-6366
jjanedis@TEGNA.com	abentley@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended Dec. 31,
	2019	2018	% Increase (Decrease)

Revenues	$693,955	$642,136	8.1

Operating expenses:
Cost of revenues	355,159	271,990	30.6
Business units - Selling, general and administrative expenses	102,959	86,127	19.5
Corporate - General and administrative expenses	19,781	10,945	80.7
Depreciation	15,694	14,355	9.3
Amortization of intangible assets	17,574	8,047	***
Spectrum repacking reimbursements and other, net	6,064	(2,370)	***
Total	517,231	389,094	32.9
Operating income	176,724	253,042	(30.2)

Non-operating income (expense):
Equity (loss) in unconsolidated investments, net	(773)	(1,288)	(40.0)
Interest expense	(60,304)	(47,010)	28.3
Other non-operating items, net	4,998	1,509	***
Total	(56,079)	(46,789)	19.9

Income before income taxes	120,645	206,253	(41.5)
Provision for income taxes	36,690	45,438	(19.3)
Net income from continuing operations	$83,955	$160,815	(47.8)

Earnings from continuing operations per share:
Basic	$0.39	$0.74	(47.3)
Diluted	$0.38	$0.74	(48.6)

Weighted average number of common shares outstanding:
Basic shares	217,428	216,105	0.6
Diluted shares	218,477	216,632	0.9

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Year ended Dec. 31,
	2019	2018	% Increase (Decrease)

Revenues	$2,299,497	$2,207,282	4.2

Operating expenses:
Cost of revenues	1,228,237	1,065,933	15.2
Business units - Selling, general and administrative expenses	326,804	315,320	3.6
Corporate - General and administrative expenses	80,144	52,467	52.8
Depreciation	60,525	55,949	8.2
Amortization of intangible assets	50,104	30,838	62.5
Spectrum repacking reimbursements and other, net	(5,335)	(11,701)	(54.4)
Total	1,740,479	1,508,806	15.4
Operating income	559,018	698,476	(20.0)

Non-operating income (expense):
Equity income in unconsolidated investments, net	10,149	13,792	(26.4)
Interest expense	(205,470)	(192,065)	7.0
Other non-operating items, net	11,960	(11,496)	***
Total	(183,361)	(189,769)	(3.4)

Income before income taxes	375,657	508,707	(26.2)
Provision for income taxes	89,422	107,367	(16.7)
Net Income from continuing operations	$286,235	$401,340	(28.7)

Earnings from continuing operations per share:
Basic	$1.32	$1.86	(29.0)
Diluted	$1.31	$1.85	(29.2)

Weighted average number of common shares outstanding:
Basic shares	217,138	216,184	0.4
Diluted shares	217,977	216,621	0.6

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, free cash flow and Adjusted revenues to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, net, gains on sale of equity method investments, acquisition-related costs, professional advisor fees related to an activism defense, severance costs, gains on equity method investments and certain non-operating expenses (TEGNA foundation donation and pension payment timing related charges). In addition, we have income tax special items associated with the tax impacts related to the Recent Acquisitions (including the 2018 acquisition of KFMB), adjustments related to previously-disposed businesses, and adjustments related to provisional tax impacts of tax reform.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses, charges and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income before (1) interest expense, (2) income taxes, (3) equity income (loss) in unconsolidated investments, net, (4) other non-operating items, net, (5) severance expense, (6) acquisition-related costs, (7) professional advisor fees related to activism defense, (8) spectrum repacking reimbursements and other, (9) depreciation and (10) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property/equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

The company also considers adjusted revenues to be an important non-GAAP financial measure. Adjusted revenue is calculated by taking total company revenues on a GAAP basis and adjusting it to exclude (1) estimated incremental Olympic and Super Bowl revenue and (2) political revenues. These adjustments are made to our reported revenue on a GAAP basis in order to evaluate and assess our core operations on a comparable basis, and it represents the ongoing operations of our media business.

This earnings release also discusses free cash flow, a non-GAAP performance measure. Beginning in the first quarter of 2019 we began using a new methodology to compute free cash flow. The change in methodology was determined to be preferable as it better reflects how the Board of Directors reviews the performance of the business and it more closely aligns to how other companies in the broadcast industry calculate this non-GAAP performance metric. The most directly comparable GAAP financial measure to free cash flow is Net income from continuing operations. Free cash flow is now calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) pension reimbursements, (5) dividends received from equity method investments and (6) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

The Company also provides guidance ranges for non-GAAP Operating Expenses, non-GAAP Operating Expenses (excluding programming), and non-GAAP Corporate Expenses. The Company is not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted. Examples of such information include (1) government reimbursement for spectrum repacking, the amount and timing of which are uncertain (2) share based compensation, which is impacted by future share price movement in the Company’s stock price and also dependent on future hiring and attrition (3) expenses related to acquisitions and dispositions, the timing and volume of which cannot be predicted. In addition, the Company believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that the Company may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended Dec. 31, 2019	GAAP measure	Severance expense	Acquisition-related costs	Advisor fees related to activism defense	Spectrum repacking reimbursements and other	Other non-operating items	Special tax items	Non-GAAP measure

Cost of revenues	$355,159	$(3,776)	$—	$—	$—	$—	$—	$351,383
Business units - Selling, general and administrative expenses	102,959	(1,114)	—	—	—	—	—	101,845
Corporate - General and administrative expenses	19,781	(22)	(1,664)	(6,080)	—	—	—	12,015
Spectrum repacking reimbursements and other, net	6,064	—	—	—	(6,064)	—	—	—
Operating expenses	517,231	(4,912)	(1,664)	(6,080)	(6,064)	—	—	498,511
Operating income	176,724	4,912	1,664	6,080	6,064	—	—	195,444
Other non-operating items, net	4,998	—	—	—	—	(2,606)	—	2,392
Total non-operating expenses	(56,079)	—	—	—	—	(2,606)	—	(58,685)
Income before income taxes	120,645	4,912	1,664	6,080	6,064	(2,606)	—	136,759
Provision for income taxes	36,690	1,237	318	1,472	1,539	(656)	(6,560)	34,040
Net income from continuing operations	83,955	3,675	1,346	4,608	4,525	(1,950)	6,560	102,719
Net income from continuing operations per share-diluted	$0.38	$0.02	$0.01	$0.02	$0.02	$(0.01)	$0.03	$0.47

		Special Items
Quarter ended Dec. 31, 2018	GAAP measure	Spectrum repacking reimbursements and other	Gain on equity method investment	Other non-operating items	Non-GAAP measure

Spectrum repacking reimbursements and other, net	$(2,370)	$2,370	$—	$—	$—
Operating expenses	389,094	2,370	—	—	391,464
Operating income	253,042	(2,370)	—	—	250,672
Equity (loss) in unconsolidated investments, net	(1,288)	—	(1,125)	—	(2,413)
Other non-operating items, net	1,509	—	—	4,222	5,731
Total non-operating expenses	(46,789)	—	(1,125)	4,222	(43,692)
Income before income taxes	206,253	(2,370)	(1,125)	4,222	206,980
Provision for income taxes	45,438	(581)	(282)	2,803	47,378
Net income from continuing operations	160,815	(1,789)	(843)	1,419	159,602
Net income from continuing operations per share-diluted	$0.74	$(0.01)	$—	$0.01	$0.74

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

		Special Items
Year ended Dec. 31, 2019	GAAP measure	Severance expense	Acquisition-related costs	Advisor fees related to activism defense	Spectrum repacking reimbursements and other	Gains on equity method investments	Other non-operating items	Special tax items	Non-GAAP measure

Cost of revenues	$1,228,237	$(4,651)	$—	$—	$—	$—	$—	$—	$1,223,586
Business units - Selling, general and administrative expenses	326,804	(1,490)	—	—	—	—	—	—	325,314
Corporate - General and administrative expenses	80,144	(223)	(30,756)	(6,080)	—	—	—	—	43,085
Spectrum repacking reimbursements and other, net	(5,335)	—	—	—	5,335	—	—	—	—
Operating expenses	1,740,479	(6,364)	(30,756)	(6,080)	5,335	—	—	—	1,702,614
Operating income	559,018	6,364	30,756	6,080	(5,335)	—	—	—	596,883
Equity income (loss) in unconsolidated investments, net	10,149	—	—	—	—	(13,126)	—	—	(2,977)
Other non-operating items, net	11,960	—	—	—	—	—	(8,891)	—	3,069
Total non-operating expenses	(183,361)	—	—	—	—	(13,126)	(8,891)	—	(205,378)
Income before income taxes	375,657	6,364	30,756	6,080	(5,335)	(13,126)	(8,891)	—	391,505
Provision for income taxes	89,422	1,596	6,249	1,472	(1,311)	(3,169)	(2,230)	(568)	91,461
Net income from continuing operations	286,235	4,768	24,507	4,608	(4,024)	(9,957)	(6,661)	568	300,044
Net income from continuing operations per share-diluted (a)	$1.31	$0.02	$0.11	$0.02	$(0.02)	$(0.05)	$(0.03)	$—	$1.38
(a) - Per share amounts do not sum due to rounding.

		Special Items
Year ended Dec. 31, 2018	GAAP measure	Severance expense	Spectrum repacking reimbursements and other	Gain on equity method investment	Other non-operating items	Pension payment timing related charges	Special tax benefits	Non-GAAP measure

Cost of revenues	$1,065,933	$(931)	$—	$—	$—	$—	$—	$1,065,002
Business units - Selling, general and administrative expenses	315,320	(875)	—	—	—	—	—	314,445
Corporate - General and administrative expenses	52,467	(5,481)	—	—	—	—	—	46,986
Spectrum repacking reimbursements and other, net	(11,701)	—	11,701	—	—	—	—	—
Operating expenses	1,508,806	(7,287)	11,701	—	—	—	—	1,513,220
Operating income	698,476	7,287	(11,701)	—	—	—	—	694,062
Equity income (loss) in unconsolidated investments, net	13,792	—	—	(17,883)	—	—	—	(4,091)
Other non-operating items, net	(11,496)	—	—	—	19,406	7,498	—	15,408
Total non-operating expenses	(189,769)	—	—	(17,883)	19,406	7,498	—	(180,748)
Income before income taxes	508,707	7,287	(11,701)	(17,883)	19,406	7,498	—	513,314
Provision for income taxes	107,367	1,714	(1,379)	(4,498)	4,981	1,909	7,007	117,101
Net income from continuing operations	401,340	5,573	(10,322)	(13,385)	14,425	5,589	(7,007)	396,213
Net income from continuing operations per share-diluted (a)	$1.85	$0.03	$(0.05)	$(0.06)	$0.07	$0.03	$(0.03)	$1.83
(a) - Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income from continuing operations presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Dec. 31,
	2019	2018	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$83,955	$160,815	(47.8)
Plus: Provision for income taxes	36,690	45,438	(19.3)
Plus: Interest expense	60,304	47,010	28.3
Plus: Equity loss in unconsolidated investments, net	773	1,288	(40.0)
Plus: Other non-operating items, net	(4,998)	(1,509)	***
Operating income (GAAP basis)	176,724	253,042	(30.2)
Plus: Severance expense	4,912	—	***
Plus: Acquisition-related costs	1,664	—	***
Plus: Professional advisor fees related to activism defense	6,080	—	***
Plus (Less): Spectrum repacking reimbursements and other, net	6,064	(2,370)	***
Adjusted operating income (non-GAAP basis)	195,444	250,672	(22.0)
Plus: Depreciation	15,694	14,355	9.3
Plus: Amortization of intangible assets	17,574	8,047	***
Adjusted EBITDA (non-GAAP basis)	$228,712	$273,074	(16.2)
Corporate - General and administrative expense (non-GAAP basis)	12,015	10,945	9.8
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$240,727	$284,019	(15.2)

	Year ended Dec. 31,
	2019	2018	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$286,235	$401,340	(28.7)
Plus: Provision for income taxes	89,422	107,367	(16.7)
Plus: Interest expense	205,470	192,065	7.0
(Less): Equity income in unconsolidated investments, net	(10,149)	(13,792)	(26.4)
Plus: Other non-operating items, net	(11,960)	11,496	***
Operating income (GAAP basis)	559,018	698,476	(20.0)
Plus: Severance expense	6,364	7,287	(12.7)
Plus: Acquisition-related costs	30,756	—	***
Plus: Professional advisor fees related to activism defense	6,080	—	***
Less: Spectrum repacking reimbursements and other, net	(5,335)	(11,701)	(54.4)
Adjusted operating income (non-GAAP basis)	596,883	694,062	(14.0)
Plus: Depreciation	60,525	55,949	8.2
Plus: Amortization of intangible assets	50,104	30,838	62.5
Adjusted EBITDA (non-GAAP basis)	$707,512	$780,849	(9.4)
Corporate - General and administrative expense (non-GAAP basis)	43,085	46,986	(8.3)
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$750,597	$827,835	(9.3)

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4
Reconciliations of adjusted revenues to our revenues presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Dec. 31,			Year ended Dec. 31,
	2019	2018	% Increase (Decrease)	2019	2018	% Increase (Decrease)

Advertising and Marketing Services	$375,303	$277,116	35.4	$1,226,607	$1,106,754	10.8
Subscription	286,558	218,456	31.2	1,005,030	840,838	19.5
Political	24,414	139,888	(82.5)	38,478	233,613	(83.5)
Other	7,680	6,676	15.0	29,382	26,077	12.7
Total revenues (GAAP basis)	$693,955	$642,136	8.1	$2,299,497	$2,207,282	4.2
Factors impacting comparisons:
Estimated net incremental Olympic and Super Bowl	$—	$—	***	$(8,000)	$(24,000)	(66.7)
Political	(24,414)	(139,888)	(82.5)	(38,478)	(233,613)	(83.5)
Total company adjusted revenues (non-GAAP basis)	$669,541	$502,248	33.3	$2,253,019	$1,949,669	15.6

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Dec. 31,
	2019	2018	% Increase (Decrease)

Net income from continuing operations (GAAP Basis)	$83,955	$160,815	(47.8)
Plus: Provision for income taxes	36,690	45,438	(19.3)
Plus: Interest expense	60,304	47,010	28.3
Plus: Acquisition-related costs	1,664	—	***
Plus: Depreciation	15,694	14,355	9.3
Plus: Amortization	17,574	8,047	***
Plus: Stock-based compensation	6,259	239	***
Plus: Company stock 401(k) contribution	3,072	—	***
Plus: Syndicated programming amortization	18,247	13,200	38.2
Plus: Severance expense	4,912	—	***
Plus: Professional advisor fees related to activism defense	6,080	—	***
Plus: Cash dividend from equity investments for return on capital	573	2,247	(74.5)
Plus: Equity loss in unconsolidated investments, net	773	1,288	(40.0)
Plus: Cash reimbursements from spectrum repacking	2,999	2,343	28.0
Less: Other non-operating items, net	(4,998)	(1,509)	***
Plus (Less): Spectrum repacking reimbursements and other, net	6,064	(2,370)	***
Less: Syndicated programming payments	(18,398)	(14,021)	31.2
Less: Pension contributions	(14,694)	(1,044)	***
Less: Interest payments	(68,173)	(60,849)	12.0
Less: Tax payments, net of refunds	(10,588)	(11,564)	(8.4)
Less: Purchases of property and equipment	(37,125)	(29,949)	24.0
Free cash flow (non-GAAP basis)	$110,884	$173,676	(36.2)

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5 (continued)

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Year ended Dec. 31,
	2019	2018	% Increase (Decrease)

Net income from continuing operations (GAAP basis)	$286,235	$401,340	(28.7)
Plus: Provision for income taxes	89,422	107,367	(16.7)
Plus: Interest expense	205,470	192,065	7.0
Plus: Acquisition-related costs	30,756	—	***
Plus: Depreciation	60,525	55,949	8.2
Plus: Amortization	50,104	30,838	62.5
Plus: Stock-based compensation	20,146	12,531	60.8
Plus: Company stock 401(k) contribution	9,558	—	***
Plus: Syndicated programming amortization	60,757	53,435	13.7
Plus: Pension reimbursements	—	29,240	***
Plus: Severance expense	6,364	7,287	(12.7)
Plus: Professional advisor fees related to activism defense	6,080	—	***
Plus: Cash dividend from equity investments for return on capital	1,325	13,543	(90.2)
Plus: Cash reimbursements from spectrum repacking	16,974	7,400	***
(Less) Plus: Other non-operating items, net	(11,960)	11,496	***
Less: Spectrum repacking reimbursements and other, net	(5,335)	(11,701)	(54.4)
Less: Equity income in unconsolidated investments, net	(10,149)	(13,792)	(26.4)
Less: Syndicated programming payments	(58,436)	(54,543)	7.1
Less: Pension contributions	(23,101)	(45,219)	(48.9)
Less: Interest payments	(186,086)	(182,465)	2.0
Less: Tax payments, net of refunds	(84,045)	(62,889)	33.6
Less: Purchases of property and equipment	(88,356)	(65,230)	35.5
Free cash flow (non-GAAP basis)	$376,248	$486,652	(22.7)

*** Not meaningful